Exhibit 21

APTARGROUP, INC.

LIST OF SUBSIDIARIES

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

AptarGroup International L.L.C.	Delaware	100%
AptarGroup International Holding B.V.	Netherlands	100%
AptarGroup Holding S.A.S.	France	100%
Aptargroup Holding GmbH	Germany	100%
Desotec GmbH	Germany	23.5%
Aptar Radolfzell GmbH	Germany	100%
Aptar Pharma Japan Ltd.	Japan	100%
P&P Promotion of German Manufacturing Technologies GmbH	Germany	100%
Seaquist Closures Spain, S.A.	Spain	100%
Aptar Freyung GmbH	Germany	100%
Seaquist Closures Löeffler s.r.o.	Czech Republic	100%
Aptar Dortmund GmbH	Germany	100%
Aptar Menden GmbH	Germany	100%
AptarGroup S.A.S.	France	100%
Aptar South Europe SARL	France	100%
Novares S.p.A.	Italy	100%
EMSAR S.p.A.	Italy	100%
Aptar Milano S.r.l.	Italy	100%
Seaquist Closures France S.A.S.	France	100%
Graphocolor S.A.S.	France	100%
Rumpler Technologies SA	France	100%
Somegi SARL	France	100%
Stelmi SA	France	100%
American Stelmi Corporation	Delaware	100%
Aptar UK Ltd.	United Kingdom	100%
Valois U.K. Limited	United Kingdom	100%
Seaquist Perfect Dispensing Limited	United Kingdom	100%
Seaquist Closures, Ltd.	United Kingdom	100%
EMSAR UK Ltd.	United Kingdom	100%
Oval Medical Technologies Limited	United Kingdom	22%
Aptar France S.A.S.	France	100%
Aptar Mezzovico S.A.	Switzerland	100%
Valois España S.A.	Spain	100%
Valois (Ireland) Limited	Ireland	100%
OOO Seaquist Closures	Russia	100%
Aptar Suzhou Dispensing Systems Co. Ltd.	China	100%
MBF Developpement S.A.S.	France	100%
MBF Plastiques S.A.S.	France	100%
EP Systems S.A.	Switzerland	100%
Aptar Beauty + Home India Private Ltd.	India	100%
Dispensing Two S.A.S.	France	100%
Dispensing Three S.A.S.	France	100%
Dispensing Four S.A.S.	France	100%
GIE Aptar Louveciennes	France	100%
Asia Pacific Inspection Center (Suzhou) Co., Ltd.	China	55%
Aptar B&H Embalagens Ltda.	Brazil	100%
Graphocolor do Brasil Embalagens Ltda.	Brazil	100%
MBF Embalagens Ltda.	Brazil	100%
Aptar B&H S.A.	Argentina	100%
H. Engelmann S.A.I.C.F. el	Argentina	100%
Seaquist Canada Ltd.	Canada	100%
PT. Aptar B&H	Indonesia	100%
Aptar (Thailand) Ltd.	Thailand	100%

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

AIGE LLC	Delaware	100%
Aptar Pharma India Private Limited	India	100%
Next Breath L.L.C.	Maryland	70%
Philson, Inc.	Connecticut	100%
Aptar Queretaro S.A. de C.V.	Mexico	100%